Special Meeting of Shareholders

Delaware Bancshares, Inc.

to be held on ____________ __, 2016

for Holders as of ___ __, 2016

This Proxy is Being Solicited on Behalf of the Board of Directors

P

Y

The undersigned shareholder of Delaware Bancshares, Inc. (the "Company") hereby appoints Douglas W. Sluiter and Michael P. DeGroat, and each of them, proxies and attorneys-in-fact, with full power of substitution, and authorizes each of them, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company and any adjournment, postponement or continuation thereof upon the matters specified and conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the special meeting or any adjournment, postponement or continuation thereof. This proxy revokes any proxy heretofore given with respect to the special meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1 and 2.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE

Please mark vote as indicated in this example **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE <u>FOR</u> PROPOSALS 1 AND 2.

	FOR	AGAINST	ABSTAIN
1: To adopt the Agreement and Plan of Merger, dated March 10, 2016, by and among Norwood Financial Corp., Wayne Bank, Delaware Bancshares, Inc. and The National Bank of Delaware County, under which Delaware Bancshares, Inc. will merge with and into Norwood Financial Corp.	☐	☐	☐
2: To adjourn, postpone or continue the special meeting, if necessary, to permit further solicitation of proxies in favor of adopting the merger agreement.	☐	☐	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Date:______________________________2016

____
Please Sign Here

____
Please Sign Here

____
Title

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

- - - - - - - - - - TO VOTE BY MAIL, PLEASE DETACH HERE - - - - - - - - - -

VOTE BY TELEPHONE OR INTERNET

QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY INTERNET: The web address is www.proxyvoting.com\dbai. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call ★ ★ Toll Free ★ ★ On a Touch-Tone Telephone

1-888-887-2965

There is NO CHARGE to you for this call

OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

THANK YOU FOR VOTING.

CONTROL NUMBER
for Telephone/Internet Voting